UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 25, 2008

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On July 29, 2008, the registrant issued a press release to announce results for the second quarter of 2008, ended June 28, 2008. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth herein will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As noted in the press release attached as Exhibit 99.1, the registrant recently identified errors in its financial statements for the quarterly period ended March 29, 2008. These errors, which did not affect revenue or cash flows, resulted in an understatement of gross margin and net income and were caused by an error in the accounting for the impact of foreign exchange on inter-company profit elimination in an environment of significant fluctuations in foreign exchange rates and, to a lesser extent, by an incorrect posting of a journal entry related to capitalization of manufacturing variances.

On July 25, 2008, the registrant’s Audit & Finance Committee, upon management’s recommendation, concluded that the consolidated financial statements of the registrant for the quarterly period ended March 29, 2008 should be restated to correct the errors described above.

The aggregate impact of the errors described in the first paragraph above is an increase in gross margin for the quarterly period ended March 29, 2008 of approximately $2.5 million and an increase in net income for the period of $1.7 million or $0.02 per diluted share.

In order to correct the errors described above, the registrant will restate its consolidated financial statements for the quarterly fiscal period ended March 29, 2008. The registrant will include its restated quarterly financial statements in a Form 10-Q/A for the quarterly fiscal period ended March 29, 2008 to be filed on or about August 7, 2008.

The registrant is currently evaluating the implications of the errors described above for its internal controls related to the processes for inter-company profit elimination and journal entries. The registrant expects to provide information concerning its conclusion with respect to the internal controls related to these two processes in the Form 10-Q/A for the quarterly fiscal period ended March 29, 2008.

The Audit & Finance Committee has discussed the matters disclosed in this filing with KPMG LLP, the Company’s independent registered public accounting firm.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release, Dated July 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: July 29, 2008	By	/s/ Gregory B. Graves
Gregory B. Graves, Executive Vice President & Chief Financial Officer